EXHIBIT 23.2
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                                               2700 N. Military Trail, Suite 200
                                                       Boca Raton, Florida 33431
                                                               Tel. 561-939-1275
                                                               Fax. 561-826-8100
                                                       e-mail: info@sherbcpa.com

SHERB & CO., LLP                                 Offices in New York and Florida
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Certified Public Accountants



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8, of our report dated November 10, 2004, relating to the consolidated balance sheet Dragon International Group Corp. as of June 30, 2004 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended June 30, 2004 and 2003.


                                                    s/Sherb & Co., LLP

                                                    Sherb & Co., LLP
                                                    Certified Public Accountants

Boca Raton, FL
July 18, 2005